                                                                      EXHIBIT 11

                          NATIONAL DENTEX CORPORATION

                      COMPUTATION OF NET INCOME PER SHARE

                                                                YEAR ENDED DECEMBER 31,
                                                     ---------------------------------------------
                                                        1994             1995             1996
                                                     -----------      -----------      -----------
Computation of Primary Net Income per Share:
Net Income applicable to common stock..............  $ 2,402,702      $ 3,243,808      $ 3,704,926
                                                     -----------      -----------      -----------
Shares:
     Weighted average common shares outstanding....    3,025,130        3,175,150        3,414,411
     Add: Shares issuable from assumed exercise of
       options and warrants (as determined by the
       application of the treasury stock method)...      296,412          252,059           94,820
                                                     -----------      -----------      -----------
     Weighted average common shares outstanding as
       adjusted....................................    3,321,542        3,427,209        3,509,231
                                                     -----------      -----------      -----------
     Primary net income per share..................  $      0.72      $      0.95      $      1.06
                                                     ===========      ===========      ===========
Computation of Fully Diluted Net Income per Share:
Net income per primary computation above...........  $ 2,402,702      $ 3,243,808      $ 3,704,926
                                                     -----------      -----------      -----------
Shares:
     Weighted average common shares outstanding....    3,025,130        3,175,150        3,414,411
     Add: Shares issuable from assumed exercise of
       options and warrants (as determined by the
       application of the treasury stock method)...      302,218          318,405           94,820
                                                     -----------      -----------      -----------
     Weighted average common shares outstanding as
       adjusted....................................    3,327,348        3,493,555        3,509,231
                                                     -----------      -----------      -----------
     Fully diluted net income per share............  $      0.72      $      0.93      $      1.06
                                                     ===========      ===========      ===========